Exhibit 4.1

COMMON STOCK                                                                                     COMMON STOCK
CERTIFICATE NO.                                                                                     SHARES

DELANCO BANCORP, INC.
ORGANIZED UNDER THE LAWS OF THE UNITED STATES

THIS CERTIFIES THAT                                            SPECIMEN

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.01 PAR VALUE
PER SHARE OF DELANCO BANCORP, INC.
a subsidiary stock holding company organized under the laws of the United States.

The shares represented by this certificate are transferable only on the stock transfer books of Delanco Bancorp, Inc. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter of the Company and any amendments thereto (copies of which are on file with the Corporate Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents. The shares evidenced by this certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, DELANCO BANCORP, INC. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:                                                           [SEAL]
    Chief Executive Officer                                           Corporate Secretary

The shares represented by this Certificate are subject to a limitation contained in the Company’s Charter to the effect that for a period of five years from the date of the initial issuance of securities in no event shall any person, other than Delanco MHC, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than 10% of the outstanding shares of common stock. Shares beneficially owned in excess of this limitation shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares.

The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this Certificate may not be cumulatively voted on any matter.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                    UNIF GIFTS MIN ACT - __________ custodian __________
                                                            (Cust)          (Minor)

TEN ENT - as tenants by the entireties                                  under Uniform Gifts to Minors Act
                                                                ____________________
        (State)

JT TEN - as joint tenants with right of
survivorship and not as tenants
in common

Additional abbreviations may also be used though not in the above list.

For value received __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

__________________________________________________ shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint ______________________________________________________________________________, attorney, to transfer the said stock on the books of the within-named bank with full power of substitution in the premises.

DATED ______________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15